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                                                                  EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 filed as Post Effective Amendment No. 2 to Form S-4 Registration Statement No. 333-21631 of our report dated June 5, 1997, appearing in the Form 8-K of Cardinal Health, Inc. dated June 10, 1997, for the year ended June 30, 1996.


/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP

Columbus, Ohio
June 12,  1997